UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 1, 2005

FAVRILLE, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-51134	33-0892797
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10421 PACIFIC CENTER COURT, SUITE 150
	SAN DIEGO, CALIFORNIA	92121
	(Address of Principal Executive Offices)	(Zip Code)

(858) 526-8000

(Registrants telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On December 5, 2005, Favrille, Inc. (“Favrille” or the “Company”) announced that David L. Guy joined the Company as Chief Commercial Officer effective December 1, 2005.  In connection with this appointment, Mr. Guy and Favrille entered into an agreement concerning his employment (the “Employment Agreement”).  The key provisions of the Employment Agreement include:  (i) an initial annual base salary of $250,000; (ii) the grant of an option under the Company’s Amended and Restated 2001 Equity Incentive Plan to purchase 190,000 shares of the Company’s common stock ( the “Hire Grant”) at an exercise price equal to the market price at the close of business on the day before the date of grant; (iii) an annual performance-based merit stock option bonus (each, a “Merit Bonus”) with a target grant of up to 35% of the Hire Grant based on the objectives as determined by the Company; (iv)  an allowance for relocation and temporary housing expenses which is projected to be in the range of $200,000-$225,000; and (v) eligibility to participate in the Company’s benefits programs and 401(k) plan, once Mr. Guy has satisfied any applicable eligibility requirements.

The Company may terminate Mr. Guy’s employment at anytime with written notice.  In the event of termination without cause, Mr. Guy is entitled to (i) the equivalent of his annual base salary in effect at the time of termination for a period of 9 months (the “Severance Period”), less standard deductions and withholdings, to be paid over a period of 9 months after the date of termination pursuant to the Company’s standard payroll practices; (ii) Company reimbursement of the same portion of his COBRA health insurance premium paid during employment up to the earlier of either (a) the last day of the Severance Period or (b) the date on which Mr. Guy begins full-time employment with another company, organization or business entity; and (iii) accelerated vesting of the portion of any outstanding option to purchase common stock held by Mr. Guy on the date of termination that would have otherwise vested during the Severance Period.  In the event of a Change In Control (as defined in his stock option agreement), his vesting of his stock options will accelerate fully as to 50% of his unvested stock options under both the Hire Grant and any Merit Bonuses. If Mr. Guy is terminated without cause during the 24-month period following a Change In Control, any remaining unvested shares will vest.

The foregoing is a summary description of the terms and conditions of the Employment Agreement and by its nature is incomplete. It is qualified in the entirety by the text of the Employment Agreement, a copy of which will be filed with the Securities and Exchange Commission as an exhibit to Favrille’s Annual Report on Form 10-K for the year-ended December 31, 2005.

Item 7.01.   Regulation FD Disclosure.

On December 5, 2005, Favrille issued a press release announcing the appointment of David L. Guy as its Chief Commercial Officer.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(c)                                  Exhibits

Exhibit No.	Description
99.1	Press Release dated December 5, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAVRILLE, INC.

	By:	/s/ Tamara A. Seymour
Date: December 7, 2005		Tamara A. Seymour
Chief Financial Officer

INDEX TO EXHIBITS

99.1                           Press Release dated December 5, 2005.